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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


   Date of Report (date of earliest event reported):   December 17, 2001
                                                       -----------------


                        WEBB INTERACTIVE SERVICES, INC.
                        -------------------------------
            (Exact name of registrant as specified in its charter)


                                   Colorado
                ----------------------------------------------
                (State or other jurisdiction of incorporation)



          0-28462                                          84-1293864
          -------                                          ----------
(Commission File Number)                      (IRS Employer Identification No.)



 1899 Wynkoop, Suite 600, Denver, CO                          80202
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:       (303) 296-9200
                                                          --------------



                                          N/A
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  OTHER EVENTS.

     On December 17, 2001, Webb Interactive Services, Inc. ("Webb") exchanged 350,205 shares of its common stock with Castle Creek Technology Partners, LLC ("CC") for 200.205 shares of Webb's Series B-2 Preferred Stock. As additional consideration for such exchange, CC converted its remaining 250 shares of the Series B-2 Preferred Stock into 100,000 shares of Webb's common stock in accordance with the terms of such Preferred Stock and agreed to defer payment of approximately $110,000 of interest and penalty payments due to January 31, 2002. As a result of the exchange and conversion, all of Webb's Series B-2 Preferred Stock has either been converted or redeemed and retired.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.

          None.


     (c)  Exhibits:

          10.1 Letter Agreement dated December 14, 2001 between Webb and Castle Creek Technology Partners, LLC--filed herewith.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 20, 2001  WEBB INTERACTIVE SERVICES, INC.



                                   By    /s/ Lindley S. Branson
                                        --------------------------
                                        Lindley S. Branson

                                   Its: Vice-President/General Counsel


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